Exhibit 10.1

Execution Version

CLECO POWER LLC

$175,000,000

$25,000,000 2.94% Senior Notes, Series A, due December 16, 2022

$100,000,000 3.08% Senior Notes, Series B, due December 16, 2023

$50,000,000 3.17% Senior Notes, Series C, due December 16, 2024

NOTE PURCHASE AGREEMENT

Dated December 18, 2017

- ii -

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	31

Section 13.1.	Registration of Notes	31
Section 13.2.	Transfer and Exchange of Notes	31
Section 13.3.	Replacement of Notes	31

SECTION 14.	PAYMENTS ON NOTES	32

Section 14.1.	Place of Payment	32
Section 14.2.	Home Office Payment	32
Section 14.3.	FATCA Information	32

SECTION 15.	EXPENSES, ETC	33

Section 15.1.	Transaction Expenses	33
Section 15.2.	Certain Taxes	33
Section 15.3.	Survival	34

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	34

SECTION 17.	AMENDMENT AND WAIVER	34

Section 17.1.	Requirements	34
Section 17.2.	Solicitation of Holders of Notes	34
Section 17.3.	Binding Effect, etc	35
Section 17.4.	Notes Held by Company, etc	35

SECTION 18.	NOTICES	36

SECTION 19.	REPRODUCTION OF DOCUMENTS	36

SECTION 20.	CONFIDENTIAL INFORMATION	36

SECTION 21.	SUBSTITUTION OF PURCHASER	38

SECTION 22.	MISCELLANEOUS	38

Section 22.1.	Successors and Assigns	38
Section 22.2.	Payments Due on Non-Business Days	38
Section 22.3.	Accounting Terms	38
Section 22.4.	Severability	39
Section 22.5.	Construction, etc	39
Section 22.6.	Counterparts	39
Section 22.7.	Governing Law	39
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	39

Signature		1

- iii -

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

EXHIBIT 1-A	—	FORM OF 2.94% SENIOR NOTE, SERIES A, DUE DECEMBER 16, 2022

EXHIBIT 1-B	—	FORM OF 3.08% SENIOR NOTE, SERIES B, DUE DECEMBER 16, 2023

EXHIBIT 1-C	—	FORM OF 3.17% SENIOR NOTE, SERIES C, DUE DECEMBER 16, 2024

EXHIBIT 4.4(A)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

EXHIBIT 4.4(B)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

- iv -

CLECO POWER LLC

2030 Donahue Ferry Road

Pineville, Louisiana 71360 5226

2.94% Senior Notes, Series A, due December 16, 2022

3.08% Senior Notes, Series B, due December 16, 2023

3.17% Senior Notes, Series C, due December 16, 2024

December 18, 2017

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Cleco Power LLC, a Louisiana limited liability company (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $25,000,000 aggregate principal amount of its 2.94% Senior Notes, Series A, due December 16, 2022 (the “Series A Notes”), (b) $100,000,000 aggregate principal amount of its 3.08% Senior Notes, Series B, due December 16, 2023 (the “Series B Notes”) and (c) $50,000,000 aggregate principal amount of its 3.17% Senior Notes, Series C, due December 16, 2024 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, the “Notes”, such term to include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1-, 1-B or 1-C, as appropriate. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit or attached to this Agreement. References to “Series” of Note shall refer to the Series A Notes, Series B Notes or the Series C Notes, or all, as the context may require.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the respective Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Cleco Power LLC	Note Purchase Agreement

SECTION 3.	CLOSING.

The execution and delivery of this Agreement shall occur on December 18, 2017. The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Central time, at two closings (each a “Closing”). The Closing in relation to (i) the Series A Notes in the aggregate principal amount of $25,000,000 and (ii) the Series B Notes in the aggregate principal amount of $100,000,000 (the “First Closing”) shall occur on December 18, 2017, and the Closing in relation to the Series C Notes in the aggregate principal amount of $50,000,000 (the “Second Closing”) shall occur on March 26, 2018, or on such other Business Day prior thereto as may be agreed upon by the Company and the Purchasers. At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the applicable Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5737400 at JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, New York, NY 10005-1401, ABA number 021000021. If at the applicable Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at each Closing, of the following conditions:

Section 4.1.     Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

Section 4.2.     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.3, inclusive, Section

10.5 and Section 10.6 had such Sections applied since such date.

Cleco Power LLC	Note Purchase Agreement

Section 4.3.     Compliance Certificates.

(a)     Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)     Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4.     Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from (i) Locke Lord LLP, New York special counsel for the Company and (ii) Phelps Dunbar, LLP, Louisiana special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs each such counsel to deliver its opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.     Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.     Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.

Section 4.7.     Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Cleco Power LLC	Note Purchase Agreement

Section 4.8.     Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the Notes.

Section 4.9.     Changes in Limited Liability Company Structure. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.     Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.     Regulatory Order. The LPSC Order shall have been received by the Company and copies thereof shall have been furnished to the Purchasers.

Section 4.12.     Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13.     Completion of First Closing. Prior to the Second Closing, the First Closing shall have been consummated in accordance with the terms and provisions hereof.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.     Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.     Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary limited liability company action on the part of the Company, and this

Cleco Power LLC	Note Purchase Agreement

Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure. The Company, through its agents, CIBC World Markets Corp. and SMBC Nikko Securities America, Inc. has delivered to each Purchaser a copy of a Private Placement Memorandum, dated October 2017 (together with all exhibits thereto and all other documents incorporated therein by reference (copies of which have been delivered to the Purchasers), the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to November 15, 2017 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that, to the extent any such reports, financial statements, certificates or other information was based upon or constitutes a forecast or a projection (including statements concerning future financial performance, ongoing business strategies or prospects or possible future actions, and other forward-looking statements), the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s managers and senior officers.

(b)     All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

Cleco Power LLC	Note Purchase Agreement

(c)     Each Subsidiary identified in Schedule 5.4 is a limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)     Other than Cleco Katrina/Rita Hurricane Recovery Funding LLC, no Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.     Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, limited liability company charter, limited liability company agreement, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary (assuming the accuracy of the Purchasers’ representations set forth in Section 6) or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.     Governmental Authorizations, Etc. Other than the LSPC Order, no consent, approval or authorization of, or registration, filing or declaration with, any

Cleco Power LLC	Note Purchase Agreement

Governmental Authority is required to be obtained or made by the Company or any Subsidiary thereof in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than routine filings with the LPSC and the SEC. The LPSC Order is in full force and effect and is final, and all periods for appeal and rehearing by third parties have expired and all conditions contained in the LSPC Order which are required to be fulfilled on or prior to the issuance of the Notes have been fulfilled.

Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.     Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 2014.

Section 5.10.     Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Cleco Power LLC	Note Purchase Agreement

Section 5.11.     Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)     To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)     To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.     Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)     The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by a Material amount. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)     The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

Cleco Power LLC	Note Purchase Agreement

(e)     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than 45 other Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.     Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for capital investments and general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.     Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Cleco Power LLC	Note Purchase Agreement

(b)     Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5 or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c)     Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16.     Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)     Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)     No part of the proceeds from the sale of the Notes hereunder:

(i)     constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)     will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)     will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)     The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Cleco Power LLC	Note Purchase Agreement

Section 5.17.     Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.     Environmental Matters. Except as disclosed in the following Company filings with the SEC (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (see Part 1, Item 1, “Business — Regulatory Matters, Industry Developments, and Franchises — Environmental Matters”) and (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 (see Part 1, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Regulatory and Other Matters - Environmental Matters”):

(a)     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)     Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(c)     Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(d)     All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.     Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered

Cleco Power LLC	Note Purchase Agreement

pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.2.     Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)     the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans

Cleco Power LLC	Note Purchase Agreement

established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1.     Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)     Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

Cleco Power LLC	Note Purchase Agreement

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)     consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.cleco.com) and shall have given each Purchaser and each holder of a Note that is an Institutional Investor annual notice, in accordance with Section 18, of such availability on EDGAR and on its home page (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)     Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)     consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been

Cleco Power LLC	Note Purchase Agreement

made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)     SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material provided that the Company shall be deemed to have made such delivery if it shall have timely made Electronic Delivery thereof ;

(d)     Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of the existence of a Default or Event or Default of the type referred to in Sections 11(a), (b), (h) and (i) and within fifteen days after a Responsible Officer obtains actual knowledge of the existence of any other Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)     ERISA Matters — promptly, and in any event within five days after a Responsible Officer obtains actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)     the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

Cleco Power LLC	Note Purchase Agreement

(iii)     any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(h)     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes; provided that any such data or information shall be deemed to be Confidential Information and subject to the confidentiality obligations set forth in Section 20.

Section 7.2.     Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each Purchaser and each holder of Notes):

(a)     Covenant Compliance — the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Sections 10.5 through 10.7, inclusive, during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

Cleco Power LLC	Note Purchase Agreement

(b)     Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.     Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, in each case no more than once per calendar year and at such reasonable times as may be requested in writing and such visit will not unduly interfere with the operations or management of the Company’s business; and

(b)     Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants in each case, while accompanied by personnel of the Company (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested; provided that no Purchaser or holder of a Note shall be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Company’s records relating to pending or threatened litigation if any such disclosure by the Company would reasonably be expected (i) to give rise to a waiver of any attorney/client privilege of the Company or any of its Subsidiaries relating to such information or (ii) to be otherwise materially disadvantageous to the Company or any of its Subsidiaries in the defense of such litigation; provided, further, that such inspection shall be at reasonable times upon advance written notice and shall not unduly interfere with the operations or management of the Company’s business; and provided, further, that in the case of any discussion with the accountants, only if the Company has been given the opportunity to participate in the discussion.

Cleco Power LLC	Note Purchase Agreement

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2.     Optional Prepayments with Make-Whole Amount. The Company may, after the Second Closing, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that at any time on or after (i) September 17, 2022 in the case of the Series A Notes, (ii) September 17, 2023 in the case of the Series B Notes and (iii) September 17, 2024 in the case of Series C Notes, the Company may, at its option, upon notice as provided below, prepay at any time all or any part of the Notes at 100% of the principal amount so prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.     Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make- Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.     Purchase of Notes.     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except, after the Second Closing, (a) upon the payment or prepayment of the

Cleco Power LLC	Note Purchase Agreement

Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.    Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) .50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

Cleco Power LLC	Note Purchase Agreement

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) .50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.     Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA,

Cleco Power LLC	Note Purchase Agreement

Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and, if applicable, by appropriate proceedings diligently conducted by it.

Section 9.2.     Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.     Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.     Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.     Limited Liability Company Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its limited liability company existence. Subject to Sections 10.2, the Company will at all times preserve and keep in full force and effect the limited liability company or other legal entity existence of each of its Subsidiaries

Cleco Power LLC	Note Purchase Agreement

(unless merged into the Company or another Subsidiary (other than an Excluded Subsidiary)) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.     Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.     Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary (other than an Excluded Subsidiary)), except (i) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, (ii) for any transaction that is in compliance with the applicable laws and regulations of the Federal Energy Regulatory Commission and the LPSC (or successor regulatory agencies thereto) pertaining to affiliate transactions, (iii) any Receivables Securitization permitted by this Agreement, or (iv) any Securitization Financing permitted by this Agreement.

Section 10.2.     Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary may merge with or into, or convey, transfer or lease all or substantially all of its assets to, the Company or another Subsidiary (other than an Excluded Subsidiary) if (1) in any such merger or consolidation involving the Company, the Company is the survivor and (2) immediately before and immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist), unless:

(a)    in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease

Cleco Power LLC	Note Purchase Agreement

all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent limited liability company or corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such surviving limited liability company or corporation, (i) such limited liability company or corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b)    immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (it being agreed that, for purposes of determining compliance with Section 10.7, such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the immediately preceding fiscal quarter).

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor limited liability company or corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.     Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.4.     Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.     Liens. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired by it, except:

(a)    Permitted Encumbrances;

Cleco Power LLC	Note Purchase Agreement

(b)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the date of this Agreement prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Company or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Company or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Company or such merger, as the case may be;

(c)    Liens (including precautionary Liens in connection with Capital Lease Obligations) on fixed or capital assets and other property related thereto (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed or improved by the Company, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within 270 days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development or improvement, or within 270 days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, or improving the relevant assets, and (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this subsection (c) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located);

(d)    Liens on any Equity Interest of any Person owned or otherwise held by or on behalf of the Company created in connection with any project financing at such Person; provided that (x) such Person’s sole purpose and activity is and continues to be the acquisition, development or operation of assets relating to a specific project (and where the lender in respect of such project financing is materially reliant on such project for repayment) and (y) any such Liens do not include a recourse covenant to pay with respect to the Company or any Subsidiary (other than such Person);

(e)    Liens securing the payment of Indebtedness of the Company to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Internal Revenue Code, as in effect at the time of the issuance of such obligations, for the purposes of financing or refinancing, in whole or in part, the acquisition or construction of property used or to be used by the Company to the extent such lien covers only such acquired or constructed property, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent the Company is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations;

Cleco Power LLC	Note Purchase Agreement

(f)    Liens created to secure Indebtedness of any Subsidiary to the Company or to any of the Company’s other Subsidiaries (other than an Excluded Subsidiary);

(g)    Liens created by any Receivables SPC in connection with a Receivables Securitization and Liens created to secure other sales or factoring of accounts receivables and other receivables, provided that the aggregate amount of all of the foregoing shall not exceed $50,000,000 at any time;

(h)    [intentionally omitted;]

(i)    Liens to secure obligations of the Company in respect of Hedge Agreements with counterparties in the ordinary course of business and not for speculation, provided that the aggregate amount secured under this clause (i) shall not exceed $100,000,000 at any time (or such lesser or greater amount as from time to time permitted by the Bank Credit Agreement);

(j)    Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in the foregoing clauses (a) through (i), provided, however, that (i) the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property), and (ii) Liens permitted pursuant to this clause (j) in relation to Liens permitted by clauses (g) or (i) do not permit the Indebtedness secured thereby under each such clause in the aggregate to exceed the maximum amounts of Indebtedness referred to in such clauses (g) and (i);

(k)    Liens created by any Finsub for any Securitization Financing pursuant to any Securitization Financing Order;

(l)    Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Indebtedness pursuant to an express contractual provision in the agreements governing such Indebtedness or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist; and

(m)    the Lien evidenced by the Utility Mortgage securing any Indebtedness; provided that (i) such Lien shall not extend to or over any property of a character not subject on the date of this Agreement to the Lien granted under the Utility Mortgage, (ii) at the time of incurrence of such Indebtedness and immediately after giving effect thereto, no Default or Event of Default exists and (iii) if at any time the aggregate amount

Cleco Power LLC	Note Purchase Agreement

of outstanding Indebtedness secured by such Lien exceeds 15% of Total Assets then the Company shall promptly provide the holders with equal and ratable security for the Notes with all other Indebtedness secured by the Utility Mortgage pursuant to documentation reasonably satisfactory to the Required Holders (or issue first mortgage bonds under and secured by the Utility Mortgage in exchange for the Notes); and provided, further, that Priority Debt does not at any time exceed 20% of Total Assets.

The Company agrees that neither it nor any of its Subsidiaries shall use any capability under subparagraph (m) of this Section 10.5 to secure any amounts owed or outstanding under the Bank Credit Agreement or the Indenture unless the Notes and this Agreement are also concurrently equally and ratably secured pursuant to documentation reasonably satisfactory to the Required Holders (or first mortgage bonds have been issued under and secured by the Utility Mortgage in exchange for the Notes).

Section 10.6.    Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur, assume, guarantee or otherwise be or become liable with respect to any Indebtedness other than:

(a)    Indebtedness outstanding on the date hereof as specified in Schedule 5.15 and any extension, renewal, refinancing or replacement thereof in whole or in part, provided that the principal amount thereof immediately prior to such extension, renewal, refinancing or replacement is not increased (except for increases in an amount not to exceed accrued interest, premium, fees and expenses in connection therewith);

(b)    Indebtedness owed by any Subsidiary to the Company or any other Subsidiary (other than an Excluded Subsidiary);

(c)    Indebtedness of a Subsidiary existing at the time such Subsidiary becomes a Subsidiary (and not incurred in anticipation thereof) and any extension, renewal, refinancing or replacement thereof in whole or in part, provided that the principal amount thereof immediately prior to such extension, renewal, refinancing or replacement is not increased (except for increases in an amount not to exceed accrued interest, premium, fees and expenses in connection therewith);

(d)    Indebtedness secured by any Lien permitted by Section 10.5; and

(e)    Indebtedness not otherwise permitted by subparagraphs (a) through (d) above, provided that (i) immediately after giving effect to the creation, incurrence or assumption thereof, no Default or Event of Default exists and (ii) Priority Debt does not at any time exceed 20% of Total Assets.

Section 10.7.    Leverage Ratio. The Company will not permit its Total Indebtedness to be greater than 65% of Total Capitalization as of the end of any fiscal quarter or fiscal year end of the Company.

Cleco Power LLC	Note Purchase Agreement

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d); or

(d)    the Company defaults in the performance of or compliance with any term contained in Section 10 and such default is not remedied within 15 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), (c) and (d)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, provided that this clause (g)(i) shall not apply to any Indebtedness of a Finsub or a Receivables SPC so long as there is no recourse with respect to such Indebtedness to the Company or any of its Subsidiaries; or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled

Cleco Power LLC	Note Purchase Agreement

dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000, provided that clause (g)(ii) and (iii) shall not apply to (A) Indebtedness that becomes due as a result of a notice of voluntary prepayment or redemption delivered by the Company or a Subsidiary, (B) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (C) intercompany indebtedness, (D) the exercise of any contractual right to cause the prepayment of any Indebtedness relating to tax exempt bonds or securities (other than (1) the exercise of a remedy for an event of default under the applicable contract or agreement or (2) the right to cause such prepayment as a result of the occurrence or continuation of any event or condition relating to the Company or any Subsidiary, which event or condition is expressly provided for under the applicable contract or agreement as giving rise to such prepayment right), or (E) any Indebtedness of a Finsub or a Receivables SPC so long as there is no recourse with respect to such Indebtedness to the Company or any of its Subsidiaries; or

(h)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(j)    one or more final judgments or orders (including, without limitation, any such final orders enforcing a binding arbitration decision) for the payment of money aggregating in excess of $50,000,000 (unless fully covered by insurance after taking into account any applicable deductibles, as confirmed in writing by a reputable insurer) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

Cleco Power LLC	Note Purchase Agreement

(k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)    the Second Closing shall not have occurred in accordance with the terms and provisions hereof on or before April 30, 2018.

As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.     Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)     If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Cleco Power LLC	Note Purchase Agreement

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.     Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.     Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.     No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Cleco Power LLC	Note Purchase Agreement

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.     Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.     Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B or 1-C, respectively. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of the same Series, one Note of such Series may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.     Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

Cleco Power LLC	Note Purchase Agreement

(b)    in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1.     Place of Payment. Subject to Section 14.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York City, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.     Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make- Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.     FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be

Cleco Power LLC	Note Purchase Agreement

necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC.

Section 15.1.     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Notes, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per Series of Note. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2.     Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the

Cleco Power LLC	Note Purchase Agreement

Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.     Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1.     Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8, 11(a), 11(b), 11(l), 12, 17 or 20.

Section 17.2.    Solicitation of Holders of Notes.

(a)    Solicitation. The Company will provide each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information,

Cleco Power LLC	Note Purchase Agreement

sufficiently far in advance of the date a decision is required, to enable such Purchasers and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by such Purchaser or any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.     Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.     Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Cleco Power LLC	Note Purchase Agreement

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid), or (d) by electronic mail in PDF provided that the sender sends a return response via electronic mail confirming their receipt of such notice within 5 Business Days. Any such notice must be sent:

(i)     if to any Purchaser or its nominee, to such Purchaser or nominee at the address (or e-mail address) specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)     if to any other holder of any Note, to such holder at such address (or e-mail address) as such other holder shall have specified to the Company in writing, or

(iii)     if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at each Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in

Cleco Power LLC	Note Purchase Agreement

nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Cleco Power LLC	Note Purchase Agreement

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1.     Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, provided, however, that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder, except as expressly permitted in Section 10.2.

Section 22.2.     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.     Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

For purposes of determining compliance with the covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by

Cleco Power LLC	Note Purchase Agreement

Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.     Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.     Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The

Cleco Power LLC	Note Purchase Agreement

Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)     THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *     *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CLECO POWER LLC

By:
Name: Terry L. Taylor
Title: Chief Financial Officer

By:
Name: Julia E. Callis
Title: Chief Compliance Officer & General Counsel

Note Purchase Agreement

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	Northwestern Mutual Investment Management
Company, LLC, its investment adviser

By:
Name: Howard Stern
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By:
Name: Howard Stern
Title: Managing Director

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:
Name: Eve Hampton Darrow
Title: Vice President, Investments

By:
Name: Tad Anderson
Title: AVP Investments

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:
Name: Eve Hampton Darrow
Title: Authorized Signatory

By:
Name: Tad Anderson
Title: Authorized Signatory

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:
	Name:	Jessica L. Maizel
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	NYL Investors LLC, its Investment Manager

By:
	Name:	Jessica L. Maizel
	Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By:	NYL Investors LLC, its Investment Manager

By:
	Name:	Jessica L. Maizel
	Title:	Senior Director

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: New York Life Insurance Company, its attorney-in-fact

By:
	Name:	Jessica L. Maizel
	Title:	Corporate Vice President

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:
	Name:	Amy Judd
	Title:	Investment Officer

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

USAA LIFE INSURANCE COMPANY

By:
	Name:	James F. Jackson Jr.
	Title:	Assistant Vice President

UNITED SERVICES AUTOMOBILE ASSOCIATION

By:
	Name:	James F. Jackson Jr.
	Title:	Assistant Vice President

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:
Name: Julie Hoyer
Title: Investment Executive

By:
Name: Jeffrey Attwood
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:
Name: Julie Hoyer
Title: Investment Executive

By:
Name: Jeffrey Attwood
Title: Investment Professional

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name: Trinh Nguyen
Title: Senior Director

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MODERN WOODMEN OF AMERICA

By:
	Name:	Douglas A. Pannier
	Title:	Group Head – Private Placements

Cleco Power LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH MORTGAGE INSURANCE CORPORATION

By:
Name: Stuart Shepetin
Title: Investment Officer

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

SCHEDULE A

(to Note Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

“Bank Credit Agreement” means the $300,000,000 Credit Agreement dated as of April 13, 2016, among Cleco Mergersub Inc., as initial borrower, Cleco Power LLC, as borrower, the lenders thereto, Mizuho Bank, Ltd., as administrative agent, Canadian Imperial Bank of Commerce, New York Branch, Credit Agricole Corporate and Investment Bank, Mizuho Bank Ltd., Sumitomo Mitsui Banking Corporation and the Bank of Nova Scotia, as Joint Lead arrangers and Joint Book Runners, as such agreement may be amended, supplemented, modified, renewed, replaced, refunded or refinanced from time to time and any successor bank credit facility which constitutes the primary bank credit facility of the Company.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

SCHEDULE B

(to Note Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or New Orleans, Louisiana are required or authorized to be closed.

“Capital Lease Obligations” means with respect to any Person, obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided, however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Company shall constitute a Capital Lease Obligation.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Cleco Power LLC, a Louisiana limited liability company or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, for any Series of Notes, that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof to the extent not prohibited by this Agreement) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the unconditional sole option of the holder thereof (other than solely for Equity Interests which do not constitute Disqualified Stock), in whole or in part, on or prior to December 16, 2042. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to June 16, 2042.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interest” means (i) shares of corporate stock, partnership interests, limited liability company membership interests, and any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excluded Subsidiary” means any Finsub or any Receivable SPC.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Statements” means the financial statements described on Schedule 5.5.

“Finsub” means each special purpose bankruptcy-remote Person that is a wholly-owned (directly or indirectly) Subsidiary organized solely for the purpose of engaging in a Securitization Financing authorized by a Securitization Statute and a Securitization Financing Order and activities related thereto.

“First Closing” is defined in Section 3.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

(i)     the United States of America or any State or other political subdivision thereof, or

(ii)     any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)     to purchase such indebtedness or obligation or any property constituting security therefor;

(b)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedge, future, forward, swap, option, cap, floor, collar or similar agreement or arrangement (including both physical and financial settlement transactions).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” means as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables incurred in the ordinary course of business and excluding any such obligations payable solely through the Company’s issuance of Equity Interests (other than the Disqualified Stock and Equity Interests convertible into Disqualified Stock)), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than statutory Liens and Liens described in clauses (n), (o), (s) and (t) of the definition “Permitted

Encumbrances”), provided that the amount of such liabilities included for purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the liabilities so secured, (vi) indebtedness in respect of Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (vii) liabilities in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities or any option, warrant or other right to acquire any shares of equity securities, (viii) obligations under Capital Lease Obligations, and (ix) Guaranties of such Person in respect of Indebtedness of others. Regardless of whether or not any bonds or other obligations of the Company or any Subsidiary (including any Finsub or Receivables SPC) in respect of any Securitization Financing or Receivables Financing constitutes Indebtedness under GAAP, the Indebtedness and other liabilities of such Finsub or Receivables SPC in respect of such bonds or other obligations and any credit enhancement with respect thereto shall be taken into account in calculating Indebtedness.

“Indenture” means the Indenture, dated as of October 1, 1988, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Company and The Bank of New York Mellon Trust Company, NA (f/k/a The Bank of New York Trust Company, NA), as trustee.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intellectual Property” means all copyrights, trademarks, servicemarks, patents, trade names and service names.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“LPSC” means Louisiana Public Service Commission.

“LPSC Order” means collectively, the Louisiana Public Service Commission Order No. S-33218, issued December 8, 2014, by the LPSC to the Company in Docket No. S-33218, and the non-opposition letter dated October 23, 2017, from the LPSC Staff to the Company relating to the issuance of the Notes.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” means:

(a)     Liens imposed by law for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due or are being contested in compliance with Section 9.4, provided that enforcement of such Liens is stayed pending such contest;

(b)    landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations which are not delinquent or are being contested, provided that enforcement of such Liens is stayed pending such contest;

(c)     pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);

(d)    pledges and deposits to secure the performance of bids, trade contracts, leases, purchase agreements, government contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and other than promissory notes and contracts for the repayment of borrowed money;

(e)     Liens (including contractual security interests) in favor of a financial institution (including securities firms) encumbering deposit accounts or checks or instruments for collection, commodity accounts or securities accounts (including the right of set-off) at or held by such financial institution in the ordinary course of its commercial business and which secure only liabilities owed to such financial institution arising out of or resulting from its maintenance of such account or otherwise are within the general parameters customary in the financial industry;

(f)    maritime Liens arising by operation of law in the ordinary course of business and securing obligations which are not delinquent or are being contested, provided that enforcement of such Liens is stayed pending such contest;

(g)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(h)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 11(j);

(i)     any interest of a lessor or licensor in property under an operating lease under which the Company or any Subsidiary is lessee or licensee, and any restriction or encumbrance to which the interest of such lessor or licensor is subject;

(j)     Liens arising from filed UCC-1 financing statements relating solely to leases not prohibited by this Agreement;

(k)    leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company and its Subsidiaries;

(l)     licenses of Intellectual Property granted by the Company or any Subsidiary in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries;

(m)     easements, servitudes (contractual and legal), zoning restrictions, rights of way, encroachments, minor defects and irregularities in title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not render title to such property unmarketable or materially interfere with the ability of the Company and its Subsidiaries, as the case may be, to utilize their respective properties for their intended purposes;

(n)     Liens securing obligations, neither assumed by the Company or any Subsidiary nor on account of which the Company or any Subsidiary customarily pays interest, upon real estate on which the Company or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Company or any Subsidiary is the lessee, for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment, or service buildings incidental to any of the foregoing;

(o)    with respect to properties involved in the production of oil, gas and other minerals, unitization and pooling agreements and orders, operating agreements, royalties, reversionary interests, preferential purchase rights, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business;

(p)    Liens in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase, condemn, recapture or designate a purchaser of any property;

(q)    Liens on any cash collateral for letters of credit issued under the Bank Credit Agreement to the extent required thereunder (i) as a result of any such letters of credit remaining outstanding after the termination of the Bank Credit Agreement (other than for reasons related to any default or event of default or similar event occurring under the Bank Credit Agreement) or (ii) in respect of a defaulting lender’s contractual participation interest in any such letters of credit; provided that the aggregate amount of all cash collateral posted pursuant to this subparagraph (q) shall not exceed 50% of the total lending commitment in effect from time to time under the Bank Credit Agreement; and provided, further, that Priority Debt does not at any time exceed 20% of Total Assets;

(r)    customary Liens for the fees and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens on monies held by trustees in payment or construction accounts under indentures;

(s)     agreements for and obligations (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person; and

(t)     Liens granted on cash or invested funds constituting proceeds of any sale or disposition of property deposited into escrow accounts to secure indemnification, adjustment of purchase price or similar obligations incurred in connection with such sale or disposition, in an amount not to exceed the amount of gross proceeds received from such sale or disposition.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means the sum of (i) all cash collateral posted pursuant to subparagraph (q) of the definition of “Permitted Encumbrances” plus (ii) outstanding Indebtedness secured by Liens pursuant to Section 10.5(m) plus (iii) outstanding Indebtedness pursuant to Section 10.6(e); provided, however, that with respect to the determination of Indebtedness secured by Liens pursuant to Section 10.5(m), if the Notes have been equally and ratably secured as provided in Section 10.5(m), then Indebtedness secured by Liens pursuant to Section 10.5(m) shall be excluded from the calculation of Priority Debt.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Receivables” means accounts receivables, payment intangibles, notes receivable, rights to receive future payments and related rights of the Company or any of its Subsidiaries, and any supporting obligations and other financial assets related thereto (including all collateral securing such accounts receivables or other assets, contracts and contract rights, all guarantees with respect thereto, and all proceeds thereof) which are transferred, or in respect of which security interests are granted, in one or more transactions that are customary for asset securitizations of such Receivables.

“Receivables Securitization” means any sale, grant or contribution, or series of related sales, grants or contributions, by the Company or any of its Subsidiaries of Receivables or interests therein (or purported sale, grant or contribution) to a limited liability company, business trust or other entity, where (a) the purchase of such Receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such Receivables or interests therein (provided, however, that “Indebtedness” as used in this clause (a) shall not include Indebtedness incurred by a Receivables SPC owed to the Company or any of its Subsidiaries, as applicable, which Indebtedness represents all or a portion of the purchase price or other consideration paid by the Receivables SPC for such Receivables or interests therein), (b) any representation, warranty, covenant, recourse, repurchase, hold harmless, indemnity or similar obligations of the Company or any of its Subsidiaries, as applicable (other than the Receivables SPC that is a party to such transaction), in respect of Receivables or interests therein sold, granted or contributed, or payments made in respect thereof, are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under applicable laws (including debtor relief laws), and (c) any representation, warranty, covenant, recourse, repurchase, hold harmless, indemnity or similar obligations of a Receivables SPC in respect of Receivables or interests therein sold, granted or contributed, or payments made in respect thereof, are customary for transactions of this type.

“Receivables SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Receivables in connection with and pursuant to a Receivables Securitization.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time (i) prior to the Second Closing, the Purchasers and (ii) on or after the Second Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Closing” is defined in Section 3.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Financing” means an issuance of any bonds, other evidence of indebtedness or certificates of participation or beneficial interests that is (i) issued by a Finsub and (ii) secured by the intangible property right to collect charges for the recovery of specified costs and such other assets, if any, of a Finsub.

“Securitization Financing Order” means an order of the applicable regulatory Governmental Authority (such as the LPSC) which allows for a securitization financing by the Company and/or a Finsub authorized by a Securitization Statute.

“Securitization Statute” means any legislation, including, but not limited to, the Louisiana Electric Utility Storm Recovery Securitization Act and the Louisiana Electric Utility Investment Recovery Securitization Act, and/or any order or regulation of the LPSC, that (i) is enacted to facilitate the recovery of certain specified costs incurred by the Company; (ii) authorizes the Company to apply for, and authorizes the applicable regulatory Governmental Authority to issue, a financing order determining the amount of specified costs the Company will be allowed to recover; (iii) provides that pursuant to the financing order, the Company acquires an intangible property right to charge, collect, and receive amounts necessary to provide for the full recovery of the specified costs determined to be recoverable; (iv) guarantees that the applicable regulatory Governmental Authority will not rescind or amend the financing order, revise the amount of specified costs, or in any way reduce or impair the value of the intangible property right, except as may be contemplated by periodic adjustments authorized by such legislation, order or regulation; (v) provides procedures assuring that the sale of the intangible property right from the Company to a Finsub will be perfected under applicable law as an absolute transfer of the Company’s right, title, and interest in such property, and (vi) authorizes the securitization of the intangible property right to recover the fixed amount of specified costs through the issuance of bonds, other evidences of indebtedness, or certificates of participation or beneficial interest that are issued pursuant to an indenture, contract or other agreement of the Company or a Finsub.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Total Assets” means, at any time, the aggregate amount of assets of the Company and its Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

“Total Capitalization” means, at any time, the difference between (i) the sum of each of the following at such time with respect to the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) preferred Equity Interests, plus (b) common Equity Interests and any premium on Equity Interests thereon (as such term is used in the Financial Statements), excluding accumulated other comprehensive income or loss, plus (c) retained earnings, plus (d) Total Indebtedness, and (ii) stock of the Company acquired by the Company and stock of a Subsidiary acquired by such Subsidiary, in each case at such time, as applicable, determined on a consolidated basis in accordance with GAAP.

“Total Indebtedness” means at any time, all Indebtedness (net of unamortized premium and discount (as such term is used in the Financial Statements)) at such time of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP. Regardless of whether or not any bonds issued in connection with a Securitization Financing, Receivables Securitization or other obligations of the Company or any Subsidiary (including any Finsub and Receivables SPC) in respect of a Securitization Financing or Receivables Securitization constitutes Indebtedness under GAAP, the Indebtedness and other liabilities of such Finsub or Receivables SPC in respect of such bonds and any credit enhancement with respect thereto shall be taken into account in calculating Total Indebtedness.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Utility Mortgage” means the Indenture of Mortgage, dated as of July 1, 1950, made by the Company to The Bank of New York Mellon Trust Company (as successor, through successive trustees, to the original trustee The National Bank of Commerce in New Orleans), as Trustee, as amended, modified, supplemented, renewed, restated or replaced, in whole or in part, from time to time.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS

1) Confidential Private Placement Memorandum dated October 2017 (the “PPM”)

2) The following Cleco Power LLC (“Cleco Power”) filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s website (see http://www.sec.gov/cgi-bin/browse-edgar?company=cleco+power&match=&CIK=&filenum=&State=&Country=&SIC

=&owner=exclude&Find=Find+Companies&action=getcompany) and were incorporated by reference into the PPM and deemed to have been delivered to each Purchaser:

a./	Cleco Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 22, 2017;

b./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended March 31, 2017, filed with the SEC on May 11, 2017;

c./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended June 30, 2017, filed with the SEC on August 10, 2017; and

d./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended September 30, 2017, filed with the SEC on November 9, 2017.

SCHEDULE 5.3

(to Note Purchase Agreement)

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES

(i)	SUBSIDIARIES:

Subsidiary:	Jurisdiction of Organization	Person Owning Equity Interests of such Subsidiary:	Percentage of Issued and Outstanding Equity Interests Owned by such Person:
Cleco Katrina/Rita Hurricane Recovery Funding LLC	Louisiana	Cleco Power LLC	100%

(ii)	AFFILIATES:

Cleco Corporate Holdings LLC - holder of 100% of the Company’s outstanding equity interests

(iii)	DIRECTORS AND SENIOR OFFICERS:

Board of Managers:

Andrew Chapman

Richard Dinneny

Mark S. Fay

Richard Joseph Gallot, Jr.

David Gilchrist

Recep Cag Kendircioglu

Christopher J. Leslie

Peggy B. Scott

Melissa Stark

Steven James Turner

Bruce David Wainer

Lincoln Hillier Webb

Officers:

William G. Fontenot – Interim Chief Executive Officer and Chief Operating Officer

Terry L. Taylor – Chief Financial Officer

Anthony L. Bunting – Chief Administrative Officer

SCHEDULE 5.4

(to Note Purchase Agreement)

Julia E. Callis– Chief Compliance Officer & General Counsel

Jeffrey M. Baudier – Chief Marketing & Development Officer

Frances Laprarie – Chief Accounting Officer & Controller

Marcus A. Augustine – Corporate Secretary and Senior Attorney

Robert R. LaBorde, Jr. – Vice President, Generation Operations & Environmental Services

Dean C. Sikes – Vice President, Engineering, Construction & Project Management

Gregory A. Coco – Vice President, Transmission & Distribution Operations

Joel Prevost – Vice President, Asset Management

Eric A. Schouest – Vice President, Marketing South

Johnathan Cleghorn – Vice President, Regulatory Strategy

Justin Hilton – Vice President, MISO Operations

Marty Smith – Vice President, Marketing North

Shirley J. Turner – Vice President, Customer Experience

FINANCIAL STATEMENTS

The financial statements included in the following Cleco Power LLC (“Cleco Power”) filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s website (see http://www.sec.gov/cgi-bin/browse-edgar?company=cleco+power&match=&CIK=&filenum=&State=&Country=&SIC

=&owner=exclude&Find=Find+Companies&action=getcompany) and were incorporated by reference into the PPM are deemed to have been delivered to each Purchaser:

a./	Cleco Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 22, 2017;

b./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended March 31, 2017, filed with the SEC on May 11, 2017; and

c./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended June 30, 2017, filed with the SEC on August 10, 2017; and

d./	Cleco Power’s Quarterly Report on Form 10-Q for quarter ended September 30, 2017, filed with the SEC on November 9, 2017.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

(a)	INDEBTEDNESS AS OF SEPTEMBER 30, 2017:

Cleco Power LLC:

1.    Indebtedness in connection with the Utility Mortgage, as amended by the First through Twenty-Ninth Supplemental Indentures (as amended, the “Utility Mortgage”).

a.    Principal outstanding: None.

b.    Collateral: All property, real, personal and mixed, tangible and intangible, now owned or thereafter acquired by the Company, except as otherwise expressly excepted from the lien of the Indenture, all as more particularly described in the Utility Mortgage.

c.    Guaranty: None.

2.    Indebtedness in connection with the Indenture, dated as of October 1, 1988, between Central Louisiana Electric Company, Inc. (now Cleco Power LLC) and Bankers Trust Company (now The Bank of New York Mellon), as Trustee, as amended by the First through Eleventh Supplemental Indentures (as amended, the “1988 Indenture”).

a.    Total principal outstanding: $545,000,000

	Description:	Maturity:	Principal outstanding:
(i)	Senior Note 2005/2009 6.50%	12/1/2035	$295,000,000
(ii)	Senior Note 2010 6.00%	12/1/2040	$250,000,000

b.    Collateral: None.

c.    Guaranty: None.

3.    Indebtedness in connection with the $60,000,000 Rapides Finance Authority Revenue Bonds (Cleco Power LLC Project) Series 2007, through the Rapides Finance Authority, which Bonds are held as treasury debt effective as of March 1, 2013.

a.    Principal outstanding: $60,000,000

b.    Collateral: None.

c.    Guaranty: None.

SCHEDULE 5.15

(to Note Purchase Agreement)

4.    Indebtedness in connection with the $32,000,000 Rapides Finance Authority Revenue Bonds (Cleco Power LLC Project) Series 2008, through the Rapides Finance Authority, which Bonds are held as treasury debt effective as of October 1, 2011.

a.    Principal outstanding: $32,000,000

b.    Collateral: None.

c.    Guaranty: None.

5.    Indebtedness in connection with the $50,000,000 Louisiana Public Facilities Authority Revenue Bonds (Cleco Power LLC Project) Series 2008A and the $50,000,000 Louisiana Public Facilities Authority Revenue Bonds (Cleco Power LLC Project) Series 2008B (GO Zone Bonds), through the Louisiana Public Facilities Authority.

a.    Principal outstanding: $50,000,000 (Series 2008A) and

                                            $50,000,000 (Series 2008B)

b.    Collateral: None.

c.    Guaranty: None.

6.    $10,000,000 promissory note with Regions Bank, dated September 26, 2017.

a.    Principal outstanding: $6,470,000.

b.    Collateral: None.

c.    Guaranty: None.

7.    Indebtedness in connection with the Bank Credit Agreement.

a.    Principal outstanding: $75,000,000.

b.    Collateral: None.

c.    Guaranty: None.

8.    Indebtedness in connection with the Note Purchase Agreement, dated as of December 16, 2011, between Cleco Power LLC and a group of purchasers.

a.    Principal outstanding: $100,000,000

b.    Collateral: None.

c.    Guaranty: None.

-5.15-2-

9.    Indebtedness in connection with the Note Purchase Agreement, dated as of May 8, 2012, between Cleco Power LLC and a group of purchasers.

a.    Principal outstanding: $50,000,000

b.    Collateral: None.

c.    Guaranty: None.

10.    Indebtedness in connection with the Note Purchase Agreement, dated as of November 13, 2015, between Cleco Power LLC and a group of purchasers.

a.    Principal outstanding: $75,000,000

b.    Collateral: None.

c.    Guaranty: None.

11.    Indebtedness in connection with the Note Purchase Agreement, dated as of December 20, 2016, between Cleco Power LLC and a group of purchasers.

a.    Principal outstanding: $330,000,000

b.    Collateral: None.

c.    Guaranty: None.

Cleco Katrina/Rita Hurricane Recovery Funding LLC

1.    Indebtedness in connection with the 2008 Senior Secured Storm Recovery Bonds issued under the Indenture dated as of March 6, 2008, between Cleco Katrina/Rita Hurricane Recovery Funding LLC, as issuer, and U.S. Bank National Association, in its capacity as indenture trustee, as supplemented by the First Supplemental Indenture dated as of March 6, 2008.

a.    Total principal outstanding: $50,818,616

	Description:	Maturity:	Principal outstanding:
(i)	Senior Secured Storm Recovery Bonds A-2 5.61%	3/1/2023	$50,818,616

b.    Collateral: Storm recovery charges paid by all LPSC-jurisdictional customers of the Company and other related assets of Finsub.

c.    Guaranty: None.

-5.15-3-

(b)    GUARANTEES AND OTHER CONTINGENT OBLIGATIONS AS OF SEPTEMBER 30, 2017:

1.    Indebtedness in connection with a letter of credit provided by Capital One, National Association on behalf of the Company to the Louisiana Department of Labor (Louisiana Workforce Commission – Office of Worker’s Compensation) dated as of March 12, 1999, as amended, in the amount of $3,000,000, which matures on December 31, 2017.

2.    Indebtedness in connection with a letter of credit provided by JPMorgan Chase Bank, N.A. on behalf of the Company to Midcontinent Independent System Operator, Inc. dated December 5, 2013, in the amount of $1,000,000, and amended on April 8, 2014 to increase to a total amount of $2,000,000, which matures December 4, 2018.

[Continued on next page]

-5.15-4-

(c)    AGREEMENTS TO CAUSE OR PERMIT LIENS:

Cleco Power LLC:

1.    Section 1009 of the 1988 Indenture restricts the ability of the Company and its Subsidiaries to issue, assume or guarantee certain indebtedness, including secured indebtedness, so long as any securities issued thereunder remain outstanding, unless the securities issued thereunder (together with, if the Company so determines, any other indebtedness of or guaranteed by the Company or such Subsidiary ranking equally with such securities) are equally and ratably secured with (or prior to) such debt, all as more fully set forth in the 1988 Indenture.

2.    Section 10.5(m) of (i) the Note Purchase Agreement dated as of December 16, 2011, between the Company and the purchasers described therein, (ii) the Note Purchase Agreement dated as of May 8, 2012, between the Company and the purchasers described therein, (iii) the Note Purchase Agreement dated as of November 13, 2015, between the Company and the purchasers described therein, and (iv) the Note Purchase Agreement dated as of December 20, 2016, between the Company and the purchasers described therein (collectively, the “Note Purchase Agreements”) restricts the ability of the Company to incur or permit any Lien upon any of its property, whether now owned or hereafter acquired, except Liens evidenced by the Utility Mortgage securing any Indebtedness; provided that, among other things, “(iii) if at any time the aggregate amount of the outstanding Indebtedness secured by such Lien exceeds 15% of Total Assets then the Company shall promptly provide the holders with equal and ratable security for the Notes with all other Indebtedness secured by the Utility Mortgage pursuant to documentation reasonably satisfactory to the Required Holders (or issue first mortgage bonds under and secured by the Utility Mortgage in exchange for the Notes) ....” Further, Section 10.5 of such Note Purchase Agreements restricts the Company and its Subsidiaries from using any capacity under subparagraph (m) of Section 10.5 to secure any amounts owed or outstanding under the Bank Credit Agreement or the Indenture unless the Notes issued pursuant to the Note Purchase Agreements and such Note Purchase Agreements are also concurrently equally and ratably secured pursuant to documentation reasonably satisfactory to the Required Holders (or first mortgage bonds have been issued under and secured by the Utility Mortgage in exchange for the Notes).

3.    Section 6.03(b)(ii) of the Bank Credit Agreement restricts the Company and its Subsidiaries from issuing Indebtedness except for certain Permitted Debt, including additional Debt if, among other things, “(ii) such additional Debt shall not benefit from any Liens, unless the benefits of any such other Liens have been granted to the Lenders [under the Bank Credit Agreement] on a pari passu basis with the lenders of such additional Debt pursuant to intercreditor provisions agreed to by the Borrower and Lenders [under the Bank Credit Agreement] prior to the Effective Date [of the Bank Credit Agreement] or otherwise reasonably satisfactory to the Required Lenders ….”

-5.15-5-

Cleco Katrina/Rita Hurricane Recovery Funding LLC:

1.    Section 1009 of the 1988 Indenture restricts the ability of the Company’s Subsidiaries to issue, assume or guarantee certain indebtedness, including secured indebtedness, so long as any securities issued thereunder remain outstanding, unless the securities issued thereunder (together with, if the Company so determines, any other indebtedness of or guaranteed by the Company or such Subsidiary ranking equally with such securities) are equally and ratably secured with (or prior to) such debt, all as more fully set forth in the 1988 Indenture.

[Continued on next page]

-5.15-6-

(d)    LIST OF EXISTING LIMITS OR RESTRICTIONS ON INDEBTEDNESS:

1.    Section 4.01 of the Utility Mortgage, as amended by the Eleventh Supplemental Indenture, limits the maximum, aggregate principal amount of debt that may be outstanding thereunder at any one time to $500,000,000.

2.    Section 1009 of the 1988 Indenture restricts the ability of the Company and its Subsidiaries to issue, assume or guarantee certain indebtedness, including secured indebtedness, so long as any securities issued thereunder remain outstanding, unless the securities issued thereunder (together with, if the Company so determines, any other indebtedness of or guaranteed by the Company or such Subsidiary ranking equally with such securities) are equally and ratably secured with (or prior to) such debt, all as more fully set forth in the 1988 Indenture.

3.    Section 6.03 of the Credit Agreement dated as of April 13, 2016, among Cleco Mergersub, Inc., as initial borrower, Cleco Corporation, as borrower, the lenders thereto, Mizuho Bank, Ltd., as administrative agent, Canadian Imperial Bank of Commerce, New York Branch, Credit Agricole Corporate and Investment Bank, Mizuho Bank Ltd., Sumitomo Mitsui Banking Corporation and the Bank of Nova Scotia, as Joint Lead arrangers and Joint Book Runners, as amended, supplemented, modified, renewed, replaced, refunded or refinanced from time to time, sets forth limits and restrictions on the Indebtedness of the Company and its Subsidiaries.

4.    Section 6.03 of the Bank Credit Agreement sets forth limits and restrictions on the Indebtedness of the Company.

5.    Sections 10.6 and 10.7 of (i) the Note Purchase Agreement dated as of December 16, 2011, between the Company and the purchasers described therein, (ii) the Note Purchase Agreement dated as of May 8, 2012, between the Company and the purchasers described therein, (iii) the Note Purchase Agreement dated as of November 13, 2015, between the Company and the purchasers described therein, and (iv) the Note Purchase Agreement dated December 20, 2016, between the Company and the purchasers described therein, set forth limits and restrictions on the Indebtedness of the Company.

-5.15-7-

[FORM OF SERIES A NOTE]

CLECO POWER LLC

2.94% SENIOR NOTE, SERIES A, DUE DECEMBER 16, 2022

No. [ ]	[Date]
$[ ]	PPN 185508 B#4

FOR VALUE RECEIVED, the undersigned, Cleco Power LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Louisiana, hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.94% per annum from the date hereof, payable semiannually, on 16th day of June and December in each year, commencing with the June or December next succeeding the date hereof (provided that the initial payment of interest shall be on June 16, 2018), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.94% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the holder of this Note shall have designated as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 18, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1-A

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CLECO POWER LLC

By:
[Title]

By:
[Title]

1A-2

[FORM OF SERIES B NOTE]

CLECO POWER LLC

3.08% SENIOR NOTE, SERIES B, DUE DECEMBER 16, 2023

No. [ ]	[Date]
$[ ]	PPN 185508 C*7

FOR VALUE RECEIVED, the undersigned, Cleco Power LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Louisiana, hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.08% per annum from the date hereof, payable semiannually, on 16th day of June and December in each year, commencing with the June or December next succeeding the date hereof (provided that the initial payment of interest shall be on June 16, 2018), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.08% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the holder of this Note shall have designated as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 18, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1-B

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CLECO POWER LLC

By:
[Title]

By:
[Title]

1B-2

[FORM OF SERIES C NOTE]

CLECO POWER LLC

3.17% SENIOR NOTE, SERIES C, DUE DECEMBER 16, 2024

No. [ ]	[Date]
$[ ]	PPN 185508 C@5

FOR VALUE RECEIVED, the undersigned, Cleco Power LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Louisiana, hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.17% per annum from the date hereof, payable semiannually, on 16th day of June and December in each year, commencing with the June or December next succeeding the date hereof (provided that the initial payment of interest shall be on June 16, 2018), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.17% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the holder of this Note shall have designated as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 18, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1-C

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CLECO POWER LLC

By:
[Title]

By:
[Title]

1C-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

Matters To Be Covered in

Opinion of Special Counsel to the Company

1.     Each of the Company and its Subsidiaries being duly organized, validly existing and in good standing and the Company having requisite limited liability company power and authority to issue and sell the Notes and to execute and deliver the documents.

2.     Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

3.    No conflicts with charter documents, laws or other agreements.

4.     All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained, including a final, non-appealable order by Louisiana Public Service Commission authorizing the Company to issue the Notes.

5.    No litigation questioning validity of documents.

6.    The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

7.    No violation of Regulations T, U or X of the Federal Reserve Board.

8.    Company not an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

EXHIBIT 4.4(a)

(To Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[To Be Provided on a Case by Case Basis]

EXHIBIT 4.4(b)

(To Note Purchase Agreement)